                                             Exhibit 99


                                CSX CORPORATION
                         2000 STOCK REACQUISITION PLAN

     1. Purpose. The purpose of this CSX Corporation 2000 Stock Reacquisition Plan is to offer a one-time opportunity for participants to terminate their participation in the CSX Corporation Stock Purchase and Loan Plan through receipt and exercise of an Award under this Plan.

     2. Definitions. As used in the Plan, the following terms have the meanings indicated:

          (a) "Award" means an award that represents the right to participate in the Plan as described in Section 4.

          (b) "Committee" means the Compensation Committee of the Board of Directors of the Company.

          (c) "Company" means CSX Corporation, a Virginia corporation.

          (d) "Participant" means any employee who received a Loan under the SPLP.

          (e) "SPLP" means the CSX Stock Purchase and Loan Plan, as amended through October 6, 1998.

     3. Eligibility. All present and former employees who are participants in the SPLP as of October 30, 2000 shall be eligible under the Plan. Former participants in the SPLP can be specifically designated by the Company's Chief Executive Officer to participate.

     4. Award Terms. The Committee shall have the power and complete discretion to determine for each Participant the terms, conditions, nature and amount of an Award. If a Participant received an Exchange Award under the SPLP in 1996 or 1997, the terms of the Award shall be substantially as set forth on Exhibit A. If a Participant received a Purchase Award under the SPLP in 1996 or 1997, the terms of the Award shall be substantially as set forth on Exhibit B.
A Participant may receive multiple Awards. The terms of an Award for a former participant in the SPLP shall be as determined by the Committee.

     5. Effective Date of the Plan. This Plan shall be effective on October 30, 2000.

     6. Termination or Modification. If not sooner terminated by the Committee, this Plan shall terminate at the close of business on February 28, 2001. The Committee may amend or terminate the Plan at any time.

     7. Administration of the Plan. The Committee shall administer the Plan. The Committee shall have the authority to interpret the Plan and its interpretations shall be binding on all parties. The Committee may establish and revise from time to time rules and regulations for the Plan. The laws of the Commonwealth of Virginia shall govern the terms of this Plan.

     IN WITNESS WHEREOF, the Company has caused this CSX Corporation 2000 Stock Reacquisition Plan to be executed this 30/th/ day of October, 2000.


                                   CSX CORPORATION

                                   By /s/ ALAN A. RUDNICK
                                      _______________________________
                                      Alan A. Rudnick
                                      Vice-President-General Counsel
                                      and Corporate Secretary

                                                                       EXHIBIT A

                           Stock Purchase & Loan Plan
                Debt Cancellation and Share Forfeiture Agreement

                            [Exchange Participants]

     This Debt Cancellation and Share Forfeiture Agreement ("Agreement") is made by and between CSX Corporation, a Virginia corporation ("CSX" or "Company") and ____________ (the "Participant"), dated as of this 13/th/ day of November, 2000 (the "Effective Date").

     WHEREAS, the Participant has been awarded an Award under the CSX Corporation 2000 Stock Reacquisition Plan (the "2000 Plan"); and

     WHEREAS, the Participant previously was awarded a right to purchase, and has purchased shares of CSX Common Stock (the "Shares") pursuant to the CSX Stock Purchase and Loan Plan (the "SPLP"); and

     WHEREAS, the Company has extended credit to the Participant to facilitate such purchase in the form of a full recourse loan, evidenced by a Down Payment Note and a non-recourse loan evidenced by a Purchase Note (the "Notes"); and

     WHEREAS, the Participant and the Company wish to terminate the Participant's participation in the SPLP, including forfeiture of the Shares, and to cancel the Notes, in consideration of the Company's grant to the Participant of shares of CSX Common Stock;

     THEREFORE, in consideration of the mutual promises and covenants herein, the Participant and the Company hereby agree:


1.   Purchase Note and Down Payment Note

     The Purchase Note and the Down Payment Note executed by the Participant pursuant to the SPLP on August 1, 1996, in the amounts of $ ___________ and $ ________________, respectively, are hereby cancelled as of the Effective Date, and all principal and interest payable by the Participant to the Company pursuant thereto are hereby forgiven.


2.   Stock Purchase Pledge and Loan Agreement

     The Stock Purchase Pledge and Loan Agreement made pursuant to the SPLP on August 1, 1996, between the Company and the Participant (the "Purchase Agreement") is hereby terminated and revoked as of the Effective Date, and the Company's security interests and the Participant's rights and interests in the Shares are hereby terminated.


3.   Subscription Sale and Exchange Agreement

     The Subscription Sale and Exchange Agreement Pursuant to the SPLP, made on August 1, 1996, between the Company and the Participant (the "Subscription Agreement") is hereby terminated and revoked as of the Effective Date, and all of the Shares which were purchased by the Participant pursuant to the SPLP and the Subscription Agreement are hereby surrendered and forfeited to the Company.


4.   Waiver of Benefits

          a. The Participant hereby waives any benefits which have accrued or which would otherwise accrue in the future to his benefit under the SPLP, the Purchase Agreement, the Subscription Agreement, or any other agreement made between the Participant and the Company pursuant to the SPLP.

          b. Participant for himself and his heirs, executors, assigns, agents, servants, employees and representatives, hereby releases and forever discharges the Company, its affiliates, predecessors, parents, agents and servants and present and former officers, directors, shareholders, employees and representatives of and from all claims, debts, demands, rights and causes of action whatsoever, in contract or tort, whether known or unknown, foreseen or unforeseen, arising from or in connection with the SPLP and related agreements, including, without limitation, the communications or disclosure surrounding the SPLP, the termination of Participant's interest in the SPLP and any future termination of the SPLP, including waiver of right to sue.


5.   Dividend Equivalent Payments

     The Participant hereby agrees that all so-called "Dividend Equivalent Payments" or any other periodic payments in the nature of compensation that are measured by his interest in the SPLP shall terminate immediately, and that no such payments shall be made after the Effective Date.


6.   Special Award Agreement; CSX Market Value Cash Plan

     Nothing in this Agreement shall be construed to modify the Participant's benefits in the CSX Market Value Cash Plan (the "Cash Plan") as set forth in the Cash Plan and the Special Award Agreement between the Company and the Participant dated as of December 28, 1998. Notwithstanding the foregoing, the Participant hereby waives any and all present and future benefits in the SPLP that may accrue under the Special Award Agreement.


7.   Stock Award

     a. The Company hereby grants the Participant a number of shares of CSX Common Stock (the "New Shares") based on the stock price on November 13, 2000 as calculated under the methodology on Attachment A to this Agreement. The shares shall be granted pursuant to the CSX Omnibus Incentive Plan (the "COIP") or the 2000 Plan.

     b. The Company shall deliver the New Shares, net of applicable payroll and withholding taxes to the Participant as soon as practicable after the Effective Date but not later than January 31, 2001. If, pursuant to procedures established by the Company for compliance with applicable tax laws, the Company believes that delivery of the New Shares would cause any portion of the Participant's remuneration to be nondeductible under Section 162(m) of the IRC, the Compensation Committee of the Board of Directors (the "Committee") may require that an amount equal to the value of the New Shares be credited to the Participant's account in the CSX Executives' Stock Trust pursuant to the COIP or other such deferral plan or arrangement until termination of employment or such other time as the Committee may deem appropriate.


8.   Gross Up for Taxes

     A portion of the New Shares awarded to the Participant represents compensation for the settlement of the obligations pursuant to the Down Payment Note with Shares that are at a value below the Purchase Price. The Company shall gross up a portion of the Participant's taxable compensation attributable to this hypothetical loss using the following formula (using $47.50 as the Purchase Price in this example):

a. The principal amount of the Down Payment Note divided by $47.50, multiplied by

b. The difference between $47.50 and the average of the high and low price of a share of CSX Common stock on the New York Stock Exchange (or the average of the bid and asked prices if there were no sales), for the Effective date of this Agreement, as reported in The Wall Street Journal, divided by

c. One (1) minus the sum of the deemed effective federal tax rate of 40% plus the current statutory withholding rate of the state of the Participant's state of residence, minus

d.   The product of a. multiplied by b., above.

     The foregoing formula may be expressed algebraically as follows:

                         Gross-up = [(a x b) / c] - d

     Such gross-up amount shall be included in the Participant's gross income, shall be subject to all applicable payroll and withholding taxes, and shall be credited to the Participant's appropriate payroll and withholding tax accounts with the applicable government agency.


9.   Miscellaneous

     a.   Notices.  All notices, requests and other communications to any party
          -------
hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Paragraph.

     b.   Successors and Assigns.  This Agreement is for the benefit of the
          ----------------------
Company and its successors and assigns. This Agreement and the rights and obligations hereunder may not be assigned by the Participant.

     c.   Amendments and Waivers. Any provision of this Agreement may be amended
          ----------------------
or waived if, but only if, such amendment or waiver is in writing and is signed by the Participant and the Company.

     d.   Delivery and Virginia Law.  This Agreement has been delivered in
          -------------------------
Virginia and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     e.   Unsecured Creditor; Non-Alienation.  The rights of a Participant under
          -----------------------------------
this Agreement shall be solely those of an unsecured creditor of the Company and the Company's promise to pay benefits under this Agreement shall be an unfunded promise. A Participant's right to benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Participant's creditors.

     f. No Contract for Employment. The existence of this Agreement does not constitute a contract for continued employment between the Participant and the Company or its Subsidiaries.


     The Participant and the Company have caused this Agreement to be executed as of the day and year first above written.



                                   CSX CORPORATION


                                   By:  ________________________________________
                                        Alan A. Rudnick
                                        Vice President-General Counsel and
                                        Corporate Secretary

                                   One James Center
                                   901 East Cary Street
                                   Richmond, Virginia 23219


                                   _____________________________________________
                                                    Participant

                                   Name:     ___________________________________

                                   Address:  ___________________________________
                                             ___________________________________

                                   SSN:      ___________________________________

                                                                       EXHIBIT B

                          Stock Purchase & Loan Plan
                Debt Cancellation and Share Forfeiture Agreement

                               [New Participants]

     This Debt Cancellation and Share Forfeiture Agreement ("Agreement") is made by and between CSX Corporation, a Virginia corporation ("CSX" or "Company") and ______________ (the "Participant"), dated as of this 13/th/ day of November, 2000 (the "Effective Date").

     WHEREAS, the Participant has been awarded an Award under the CSX Corporation 2000 Stock Reacquisition Plan (the "2000 Plan"); and

     WHEREAS, the Participant previously was awarded a right to purchase, and has purchased shares of CSX Common Stock (the "Shares") pursuant to the CSX Stock Purchase and Loan Plan (the "SPLP"); and

     WHEREAS, the Company has extended credit to the Participant to facilitate such purchase in the form of a full recourse loan, evidenced by a Down Payment Note and a non-recourse loan evidenced by a Purchase Note (the "Notes"); and

     WHEREAS, the Participant and the Company wish to terminate the Participant's participation in the SPLP, including forfeiture of the Shares, and to cancel the Notes;

     THEREFORE, in consideration of the mutual promises and covenants herein, the Participant and the Company hereby agree:


1.   Purchase Note and Down Payment Note

     The Purchase Note and the Down Payment Note executed by the Participant pursuant to the SPLP on August 1, 1996, in the amount of $_______________ and $______________, respectively, are hereby cancelled as of the Effective Date, and all principal and interest payable by the Participant to the Company pursuant thereto are hereby forgiven.


4.   Stock Purchase Pledge and Loan Agreement

     The Stock Purchase Pledge and Loan Agreement made pursuant to the SPLP on August 1, 1996, between the Company and the Participant (the "Purchase Agreement") is hereby terminated and revoked as of the Effective Date, and the Company's security interests and the Participant's rights and interests in the Shares are hereby terminated.


5.   Subscription and Sale Agreement

     The Subscription and Sale Agreement Pursuant to the SPLP, made on August 1, 1996, between the Company and the Participant (the "Subscription Agreement") is hereby terminated and revoked as of the Effective Date, and all of the Shares which were purchased by the Participant pursuant to the SPLP and the Subscription Agreement are hereby surrendered and forfeited to the Company.


4.   Waiver of Benefits

          c. The Participant hereby waives any benefits which have accrued or which would otherwise accrue in the future to his benefit under the SPLP, the Purchase Agreement, the Subscription Agreement, or any other agreement made between the Participant and the Company pursuant to the SPLP.

          d. Participant for himself and his heirs, executors, assigns, agents, servants, employees and representatives, hereby releases and forever discharges the Company, its affiliates, predecessors, parents, agents and servants and present and former officers, directors, shareholders, employees and representatives of and from all claims, debts, demands, rights and causes of action whatsoever, in contract or tort, whether known or unknown, foreseen or unforeseen, arising from or in connection with the SPLP and related agreements, including, without limitation, the communications or disclosure surrounding the SPLP, the termination of Participant's interest in the SPLP and any future termination of the SPLP, including waiver of right to sue.


5.   Special Award Agreement; CSX Market Value Cash Plan

     Nothing in this Agreement shall be construed to modify the Participant's benefits in the CSX Market Value Cash Plan (the "Cash Plan") as set forth in the Cash Plan and the Special Award Agreement between the Company and the Participant dated as of December 28, 1998. Notwithstanding the foregoing, the Participant hereby waives any and all present and future benefits in the SPLP that may accrue under the Special Award Agreement.


6.   Gross Up for Taxes

     The forgiveness of the Down Payment Note represents taxable compensation to the extent the amount forgiven exceeds the Participant's tax basis in the SPLP. The Company shall gross up this taxable compensation using the following formula:

e.   The principal amount of the Down Payment Note forgiven, minus

f. The Participant's tax basis in the SPLP, as calculated by the Company, divided by

g. One (1) minus the sum of the deemed effective federal tax rate of 40% plus the current statutory withholding rate of the state of the Participant's state of residence, minus

h.   a. minus b., above.

     The foregoing formula may be expressed algebraically as follows:

                    Gross-up = [(a - b) / c] - d

     Such gross-up amount shall be included in the Participant's gross income, shall be subject to all applicable payroll and withholding taxes, and shall be credited to the Participant's appropriate payroll and withholding tax accounts with the applicable government agency.


7.   Miscellaneous

     a.   Notices.  All notices, requests and other communications to any party
          -------
hereunder shall be in writing and shall be given to such party at its address set forth on the signature page hereof or to such other address as such party may hereafter specify for the purpose by notice to the other. Each such notice, request or other communication shall be effective (i) two business days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (ii) if given by any other means, when delivered at the address specified in this Paragraph. Rejection or refusal to accept, or the inability to deliver because of a changed address of which no notice was given shall not affect the validity of notice given in accordance with this Paragraph.

     b.   Successors and Assigns.  This Agreement is for the benefit of the
          ----------------------
Company and its successors and assigns. This Agreement and the rights and obligations hereunder may not be assigned by the Participant.

     c.   Amendments and Waivers. Any provision of this Agreement may be amended
          ----------------------
or waived if, but only if, such amendment or waiver is in writing and is signed by the Participant and the Company.

     d.   Delivery and Virginia Law.  This Agreement has been delivered in
          -------------------------
Virginia and shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     e.   Unsecured Creditor; Non-Alienation.  The rights of a Participant under
          -----------------------------------
this Agreement shall be solely those of an unsecured creditor of the Company and the Company's promise to pay benefits under this Agreement shall be an unfunded promise. A Participant's right to benefits under this Agreement shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment by the Participant's creditors.

     f.   No Contract for Employment.  The existence of this Agreement does not
          --------------------------
constitute a contract for continued employment between the Participant and the Company or its Subsidiaries.


     The Participant and the Company have caused this Agreement to be executed as of the day and year first above written.


                                        CSX CORPORATION


                                             ___________________________________
                                        By:  Alan A. Rudnick
                                             Vice President-General Counsel and
                                              Corporate Secretary

                                        One James Center
                                        901 East Cary Street
                                        Richmond, Virginia 23219

                                             ___________________________________
                                                            Participant

                                             Name:     _________________________

                                             Address:  _________________________
                                                       _________________________
                                                       _________________________
                                             SSN:      _________________________